Exhibit 21

TESCO CORPORATION SUBSIDIARIES

As of February 22, 2008

Tesco Products Ltd.

Tesco Canada International Inc.

Tesco Drilling Technology Limited

Tesco Drilling Technology Inc.

Tesco Services International Inc.

Tesco Corporation (US)

Tesco LP (US) Inc.

Tesco GP (US) Inc.

Tesco Holding I, LP

Tesco GP (CAN) LLC

Tesco LP (CAN) LLC

Tesco Holding II, LP

Tesco US Holding LP

Tesco Services Inc.

Casing Drilling Holdings Ltd.

Casing Drilling International Ltd.

Tesco Canada International (Middle East) FZE

Tesco Drilling Corporation (Netherlands) B.V.

Tesco Singapore PTE. Ltd.

PT. Tesco Indonesia

Tesco Corporation (UK) Limited

Tesco Corporation (Norway) AS

Altesco Drilling Technology EURL

Drilling Innovation de Mexico, SA de CV

Personal Technico Para Servicios Petroleros SA de CV

Tesco do Brasil Servicios Petroleo

Tesco de Bolivia S.R.L.

Tesco Alpha Acquisitions LP

Tesco Omega Acquisitions LP

Tesco Argentina S.A.

Tesco Latin America Limited

Tesco Drilling Australia Pty. Ltd.

Tesco R.F. Company Limited

Tesco Saudi Holding Limited

Drilling Innovation M.E. Limited

Techno Torque Ltd.